As filed with the Securities and Exchange Commission on February 2, 2005

Registration No. 33-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PITNEY BOWES INC.
(Exact name of registrant as specified in its charter)
Delaware	06-0495050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Pitney Bowes Inc.
1 Elmcroft Road
Stamford, CT 06926-0700
(203) 356-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michele C. Mayes
Senior Vice President & General Counsel
Pitney Bowes Inc.
1 Elmcroft Road
Stamford, CT 06926-0700
(203) 356-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Ronald O. Mueller
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue N.W.
Washington, D.C. 20036
(202) 955-8500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

_____________________

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered	offering price per unit	aggregate offering price	registration fee

Common Stock (1)	350,000 Shares (2)	$43.46 (3)	$15,211,000 (3)	$1,790

(1)	On January 26, 2005, the average of the high and low prices of the Common Stock of Pitney Bowes Inc. on the New York Stock Exchange (“NYSE”) was $43.46 per share. The registration fee is computed in accordance with Rule 457(c).

(2)	In addition, pursuant to Rule 416, the registration statement also covers such undetermined number of additional shares as may be authorized in the event of adjustments as a result of increases in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

(3)	Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act.

     Amended and Restated

     PROSPECTUS

Common Stock
($1.00 Par Value)

Dividend Reinvestment Plan

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these
securities or determined if this prospectus is truthful or complete.
Any representations to the contrary are a criminal offense.

This Amended and Restated Prospectus (the “Prospectus”) does not constitute an offer to sell or a solicitation of an offer to buy the securities covered by this Prospectus in any jurisdiction to any person to who it is unlawful to make such offer or solicitation in such jurisdiction.

You should rely only on the information incorporated by reference or provided in this Prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this Prospectus or prospectus supplement is accurate as of any date other than the date on the front of those documents.

Our Common Stock is listed on the New York Stock Exchange under the ticker symbol “PBI.”

This Prospectus relates to 350,000 shares of Common Stock, par value $1.00 per share (“Shares”), of Pitney Bowes Inc. (the “Company”) registered for sale under the Company’s Dividend Reinvestment Plan (“Plan”). It is suggested that this Prospectus be retained for future reference. The principal executive offices of the Company are located at 1 Elmcroft Road Stamford, CT 06926-0700, and the telephone number is (203) 356-5000.

The date of this Amended and Restated Prospectus is February 2, 2005

Table of Contents

			Page

INTRODUCTION			1
INFORMATION ABOUT THE COMPANY			1
INFORMATION ABOUT THE PLAN			3

1	.	What is the Plan?	3
2	.	What are some of the advantages and disadvantages of participating in the Plan?	3
3	.	Who is the Administrator? How does a stockholder contact the Administrator?
		What are the functions of the Administrator?	3
4	.	Who is eligible to participate in the Plan?	4
5	.	May holders of other securities of the Company participate in the Plan?	4
6	.	How does an Eligible Stockholder enroll in the Plan?	4
7	.	When may a stockholder join the Plan?	4
8	.	Are there fees to participants in connection with purchases or administration under the Plan?	5
9	.	What are the dividend reinvestment options under the Plan?	5
10	.	When will a participant’s dividend reinvestment begin?	5
11	.	How does a participant make an Optional Cash Deposit?	5
12	.	What are the limitations on the amount of Optional Cash Deposits?	6
13	.	When are dividends and Optional Cash Deposits invested?	6
14	.	Under what circumstances will Optional Cash Deposits be returned?	6
15	.	What is the source of Shares acquired under the Plan?	6
16	.	Will interest be paid on Optional Cash Deposits?	6
17	.	At what price will Shares be purchased?	6
18	.	Will fractional shares be purchased?	7
19	.	How are payments with “insufficient funds” handled?	7
20	.	Will certificates be issued for Shares purchased under the Plan?	7
21	.	In whose name will certificates be registered when issued?	7
22	.	Can certificate shares of Pitney Bowes common stock be added to Dividend Reinvestment
		Accounts for safekeeping?	8
23	.	How does a participant terminate participation in the Plan?	8
24	.	What will a participant receive when they terminate participation in the Plan?	8
25	.	How may a participant sell shares through the Plan?	8
26	.	Can a participant transfer some of their Shares while participating in the Plan?	9
27	.	May Shares be withdrawn from a Dividend Reinvestment Account without terminating
		participation in the Plan?	9
28	.	How may a participant change options under the Plan?	9
29	.	Will participants be credited with dividends on Shares held in their Dividend Reinvestment
		Accounts under the Plan?	9
30	.	Can a participant’s cash dividends be deposited directly to their U.S. bank account?	9
31	.	What reports will be received by participants in the Plan?	10
32	.	What happens if Pitney Bowes issues a stock dividend or declares a stock split?	10
33	.	How does a participant vote Plan Shares at stockholders’ meetings?	10

i

34	.	Can the Company terminate or modify the Plan?	10
35	.	Can the Company or Administrator terminate a participant’s interest in the Plan?	11
36	.	What are the responsibilities of the Company and the Administrator under the Plan?	11
37	.	What happens if the Administrator cannot make purchases in the open market?	11
38	.	What are the Federal income tax consequences of participation in the Plan?	11
39	.	Can a successor to the Administrator be named?	12
40	.	What law governs the Plan?	12

WHERE YOU CAN FIND MORE INFORMATION			12
INCORPORATION BY REFERENCE			13
FORWARD-LOOKING STATEMENTS			14
USE OF PROCEEDS			14
LEGAL MATTERS			14
EXPERTS			14

ii

DIVIDEND REINVESTMENT PLAN
AMENDED AND RESTATED PROSPECTUS

INTRODUCTION

Pitney Bowes Inc. (“Pitney Bowes,” “PBI” or the “Company”) is pleased to offer individuals the opportunity to participate in its Dividend Reinvestment Plan (the “Plan”). The Plan is available for investors to increase their holdings of Pitney Bowes common stock. Unless we have indicated otherwise, references in this Amended and Restated Prospectus (the “Prospectus”) to “Pitney Bowes,” “we,” “us” and “our” or similar terms are to Pitney Bowes Inc., a Delaware company, and its consolidated subsidiaries.

Plan highlights include:
•	Reinvest all or a portion of Pitney Bowes dividends
•	Purchase additional Pitney Bowes common stock through a convenient method
•	Purchase shares by check from a U.S. bank account
•	Remit a minimum of $100 at any time (up to a maximum of $12,000 per year) for investment
•	Enroll in the Plan and access accounts through the Internet at
http://www.equiserve.com at any time

This Prospectus relates to an offering of 350,000 shares of Pitney Bowes common stock to be offered for purchase under the Plan.

Shares purchased under the Plan may be newly issued shares or shares purchased for participants in the open market. The purchase price for newly issued shares will be equal to the average of the high and low sales prices of shares on the New York Stock Exchange composite transactions tape on the date of purchase. The purchase price for shares purchased in the open market will be the weighted average price paid for all shares purchased by the Administrator (as defined below) for the Plan.

Pitney Bowes is a provider of leading-edge global, integrated mail and document management solutions for organizations of all sizes. The principal executive offices of the Company are located at 1 Elmcroft Road, Stamford, CT 06926, (203) 356-5000.

Please read this Prospectus carefully and retain it and any future investment statements for future reference. If you have any questions regarding the Plan, please call toll free at (800) 648-8170. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

This document supersedes all prior prospectuses.

INFORMATION ABOUT THE COMPANY

Our company was incorporated in the State of Delaware on April 23, 1920, as the Pitney-Bowes Postage Meter Company. Today, we are a provider of leading-edge global, integrated mail and document management solutions for organizations of all sizes. Our world headquarters are located at 1 Elmcroft Road, Stamford, CT 06926-0700. Our telephone number is (203) 356-5000.

Pitney Bowes Inc. and its subsidiaries operate in three reportable segments: Global Mailstream Solutions, Global Enterprise Solutions and Capital Services. We operate both inside and outside the United States.

Global Mailstream Solutions

Our Global Mailstream Solutions segment includes worldwide revenue and related expenses from the rental of postage meters and the sale, rental and financing of mailing equipment, including mail finishing and software-based mail creation equipment. We also include in this segment software-based shipping, transportation and logistics systems, related supplies and services, presort mail services, postal payment solutions and supply chain solutions such as order management and fulfillment support. We sell, rent or finance our products. We sell our supplies and services. Some of our products are sold through dealers.

Products in this segment include postage meters, mailing machines, address hygiene software, manifest systems, letter and parcel scales, mail openers, mailroom furniture, folders, table-top inserters, paper handling equipment, shipping equipment, software-based shipping and logistics systems, presort machines and postal payment solutions.

Global Enterprise Solutions

Our Global Enterprise Solutions segment includes Pitney Bowes Management Services (PBMS) and Document Messaging Technologies (DMT). In this segment, we sell, rent or finance our products. We sell our supplies and services.

PBMS includes worldwide revenue and related expenses from facilities management contracts for advanced mailing, secure mail services, reprographic, document management and other high-value services. PBMS offers a variety of business support services to our customers to manage copy, reprographic and mail centers, facsimile, electronic printing and imaging services, and records management. PBMS is a major provider of on- and off-site services which help our customers manage the creation, processing, storage, retrieval, distribution and tracking of documents and messages in both paper and digital form.

DMT includes U.S. revenue and related expenses from the sale, service and financing of high speed, software-enabled production mail systems, sorting equipment, incoming mail systems, electronic statement, billing and payment solutions, and mailing software.

We include our internal financial services operations in both the Global Mailstream Solutions and Global Enterprise Solutions segments. The internal financial services operations provide lease financing for our products in the U.S., Canada, the United Kingdom, Germany, France, Norway, Ireland, Australia, Austria, Spain, Italy, Switzerland, Sweden, Denmark and the Netherlands.

Capital Services

Our Capital Services segment consists of financing for non-Pitney Bowes equipment. It includes primarily interest and fee-based income generated by financing arrangements. Core Capital Services consists primarily of financing of Imagistics International Inc. copier equipment. Non-core Capital Services consists primarily of financing of large-ticket, non-Pitney Bowes equipment.

In the past, we have directly financed or arranged financing for commercial and non-commercial aircraft, real estate, over-the-road trucks and trailers, locomotives, railcars, rail and bus facilities, office equipment and high-technology equipment such as data processing and communications equipment. In January 2003, we announced that we would cease originating large-ticket, structured, third-party, financing of non-core lease assets. In December 2004, we announced that our Board of Directors approved a plan to pursue a sponsored spin-off of our Capital Services external financing business. The new entity would be an independent publicly-traded company consisting of most of the assets in our Capital Services segment.

INFORMATION ABOUT THE PLAN

The following questions and answers explain and constitute the Plan.

1.     What is the Plan?

The Plan is a convenient, low cost purchase plan available for existing stockholders to increase their holdings of Pitney Bowes common stock (“Shares”). Participants in the Plan may elect to have dividends automatically reinvested in Pitney Bowes common stock and to make optional cash investments through the Administrator. Participation in the Plan is entirely voluntary and we give no advice regarding your decision to join the Plan. As a current stockholder, one can enroll in the Plan through the Internet at http://www.equiserve.com and follow the instructions provided. Authorization cards may also be obtained from the Administrator by calling (800) 648-8170 (inside the U.S. and Canada) or (781) 575-2000 (outside the U.S. and Canada).

2.     What are some of the advantages and disadvantages of participating in the Plan?

Among the advantages of participating in the Plan are that it allows participants to:
•	Have all or some of the dividends paid on Pitney Bowes common stock automatically reinvested in additional shares of Pitney Bowes common stock;
•	Increase holdings of Pitney Bowes common stock by making additional cash investments;
•	Deposit Pitney Bowes common stock certificates in the Plan’s share safekeeping feature and have ownership of common stock maintained on the Administrator’s records in book-entry form; and
•	Manage accounts through the Internet.

Potential disadvantages of participating in the Plan that also should be considered in determining whether to participate in the Plan are that:
•	Purchases are made only periodically as described below, so that participants cannot control when those purchases are made;
•	The Administrator seeks to purchase and sell stock at prevailing market prices, which may not be the best price at which Pitney Bowes common stock traded during the day; and
•	Participants generally will be taxed on the value of cash dividends paid on their shares, even if they elect for 100% of those dividends to be reinvested in Pitney Bowes common stock.

These and additional considerations are discussed below in this Prospectus.

3.     Who is the Administrator? How does a stockholder contact the Administrator? What are the functions of the Administrator?

EquiServe Trust Company, N.A. (the “Administrator” or “EquiServe”) is the Administrator of the Plan. EquiServe, Inc., an affiliate of EquiServe and a transfer agent registered with the Securities and Exchange Commission, acts as Service Agent for EquiServe. EquiServe will direct the purchase of Shares acquired under the Plan, hold such Shares, keep records and perform other functions related to the Plan.

Participants may contact EquiServe by:
•	Internet: http://www.equiserve.com
•	Telephone: (800) 648-8170 (inside U.S. and Canada) or (781) 575-2000 (outside U.S. and Canada). Customer Service Associates are available 9:00 a.m. to 5:00 p.m. Eastern Time, Monday to Friday.

•	Writing:

Pitney Bowes Dividend Reinvestment Plan
c/o EquiServe Trust Company, N.A.
P.O. Box 43081
Providence, RI 02940-3081

•	A telecommunications device for the hearing impaired is available (TDD):

(800) 490-1493 (inside U.S. and Canada) or
(781) 575-2694 (outside U.S. and Canada).

The Administrator administers the Plan by acquiring Newly Issued Shares (or purchasing Shares in the open market if Newly Issued Shares are not available), keeping records, sending statements of account to participants, holding Shares of all participants together in its name or in the name of its nominee and performing other duties related to the Plan.

As used herein, the term “Newly Issued Shares” means composed of original issue Shares and Shares held by the Company in treasury. When Newly Issued Shares are purchased from the Company, the Company will receive new equity capital funds available for general corporate purposes.

The Administrator also acts as dividend disbursing and transfer agent for the Company’s shares.

4.     Who is eligible to participate in the Plan?

Stockholders who have Shares registered in their name are eligible to participate (“Eligible Stockholders”). Stockholders residing outside the U.S. should determine whether they are subject to any governmental regulation in their country of residence that would prohibit their participation. If Shares are registered in a name other than the stockholder (e.g., in the name of a broker or bank nominee) and the stockholder wants to participate, the stockholder must either become a stockholder of record by having a part or all of their Shares transferred to their name, or, if their broker or fiduciary agrees, authorize their broker or fiduciary to participate for them.

5.     May holders of other securities of the Company participate in the Plan?

Only holders of common stock may participate in the Plan. Holders of $2.12 preference or 4% preferred stock or other securities of the Company may not participate in the Plan.

However, in the future, the Company from time to time, in its sole discretion, may permit holders of certain other securities issued by the Company to participate in the Plan on such terms and conditions as the Company may from time to time establish for such purposes. To the extent the Company permits such participation by such holders, wherever the provisions of the Plan refer to holders of common stock of the Company or Shares such references will be deemed to include holders of such other securities, as the context requires.

6.     How does an Eligible Stockholder enroll in the Plan?

An Eligible Stockholder may enroll in the Plan by signing an authorization card and returning it to the Administrator or they can enroll on the Internet at http://www.equiserve.com. Authorization cards and copies of the prospectus for the Plan may be obtained at any time by contacting EquiServe as discussed in Question 3.

7.     When may a stockholder join the Plan?

An Eligible Stockholder may join the Plan at any time. If an authorization card specifying reinvestment of dividends is received by the Administrator on or prior to the record date established for a particular dividend, reinvestment will commence with that dividend. If the authorization card is received after the record date established for a particular dividend payment, then the reinvestment of dividends will begin with the following dividend payment.

8.     Are there fees to participants in connection with purchases or administration under the Plan?

Participants pay no service charges or brokerage commissions for purchases made under the Plan. The Company pays all costs of administration of the Plan. Please see Question 25 for information concerning charges and commissions related to sales of shares purchased through the Plan.

9.     What are the dividend reinvestment options under the Plan?

Participants in the Plan may elect to reinvest all, part or none of their dividends on their Shares in additional shares. The choices available to participants are as follows:

•	Full Dividend Reinvestment directs the investment in accordance with the Plan of all of the participant’s cash dividends on all of the Shares then or subsequently registered in his or her name. In addition, a participant can make cash deposits for the purchase of additional shares of Pitney Bowes common stock for his or her Dividend Reinvestment Account.

•	Partial Dividend Reinvestment directs the investment in accordance with the Plan of the cash dividends on only that number of shares that are designated by the participant. The Administrator will then apply the dividends paid with respect to those shares to purchases of additional shares of Pitney Bowes common stock. The purchased shares will be held in a participant’s Dividend Reinvestment Account. In addition, a participant can make cash deposits for the purchase of additional shares of Pitney Bowes common stock for his or her Dividend Reinvestment Account.

•	All Cash (No Dividend Reinvestment) permits a participant to receive the cash dividends paid on shares registered in his or her name. All cash dividends will be sent to the participant by check or through direct deposit to his or her U.S. bank account. A participant can make cash deposits for the purchase of additional Shares without reinvesting dividends on Shares registered in his or her name.

EquiServe will continue to reinvest a participant’s dividends as indicated on his or her authorization card until the participant specifies otherwise. A participant may change a dividend option at any time by contacting EquiServe as discussed in Question 3.

10.     When will a participant’s dividend reinvestment begin?

Record dates for determining the record holders of common stock entitled to receive cash dividends for common stock will be designated by the board of directors of Pitney Bowes. The record dates are normally in the months of February, May, August and November. EquiServe must receive notice of a request for dividend reinvestment on or before the record date for any given dividend payment date in order for the request to be effective for that dividend. If a participant’s request is received after the record date, then the request will not be effective until the next dividend record date. Dividend record dates may vary from time to time, and may be designated in months other than those listed above.

11.     How does a participant make an Optional Cash Deposit?

Optional Cash Deposits may be made by mailing a check accompanied by the tear-off por-

tion, properly executed, of the account statement sent to participants. All checks must be payable in U.S. dollars and drawn on a U.S. bank, payable to EquiServe. Do not send cash, traveler’s checks, money orders or third party checks.

Shares purchased with Optional Cash Deposits will be held by the Administrator and credited to the participant’s Dividend Reinvestment Account under the Plan. Future dividends on these Shares will be used to purchase additional Shares as designated by the participant.

12.     What are the limitations on the amount of Optional Cash Deposits?

Optional Cash Deposits may not be less than $100 per deposit. They may not total more than $3,000 per quarterly investment period.

The same amount of money need not be sent each time. There is no obligation to make an Optional Cash Deposit.

13.     When are dividends and Optional Cash Deposits invested?

The investment date for dividend reinvestment is the dividend payment date. If the dividend payment date does not fall on a trading day, the investment date will be the next trading day. The payment of dividends for PBI Common Stock is typically the 12th day of March, June, September and December.

All Optional Cash Deposits will normally be invested on the 12th day of each month or the next trading day if the 12th day is not a trading day. No interest will be paid by the Company or the Administrator on Optional Cash Deposits.

For an Optional Cash Deposit to be invested on the next investment date, the check must be received no later than one business day prior to the investment date.

14.     Under what circumstances will Optional Cash Deposits be returned?

Participants may obtain refunds of Optional Cash Deposits if a request for refund is received by the Administrator at least two business days before the dividend payment date. The request may be made in writing, by telephone, or through the Internet to the Administrator as discussed in Question 3.

15.     What is the source of Shares acquired under the Plan?

The Company remits to the Administrator the aggregate amount of dividends which all participants have elected for reinvestment. The Administrator uses dividends and Optional Cash Deposits to acquire Newly Issued Shares, if available, for the accounts of participants. If the Company is then making Newly Issued Shares available, the Administrator will purchase Shares from the Company. If the Company is not then making Newly Issued Shares available for purchase under the Plan, the Administrator will purchase Shares in the open market or in negotiated transactions for the accounts of the participants. The Administrator will acquire Shares with cash dividends promptly after their receipt, and with Optional Cash Deposits on the dates described under Question 13.

16.     Will interest be paid on Optional Cash Deposits?

No. Interest will not be paid on funds held prior to investment.

17.     At what price will Shares be purchased?

The purchase price for Shares (“Share Purchase Price”) will be calculated as follows:

•	For Newly Issued Shares, the Share Purchase Price shall be equal to the average of the high and low sales prices of Shares as reflected on the New York Stock Exchange composite transactions tape on the date of purchase.

•	For Shares purchased by the Administrator on the open market, the Share Purchase Price shall be the weighted average price paid for all Shares purchased by the Administrator.

All Shares purchased under the Plan on the open market will be acquired as soon as practicable on or after the investment date and will be completed no later than 30 days from that date for the reinvestment of dividends and 35 days from that date for Optional Cash Deposits, except where completion at a later date is necessary or advisable under any applicable federal securities laws. Neither the Company nor the participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of a broker or dealer through or from whom purchases are to be made.

The Share Purchase Price will be calculated in the same way whether Shares are purchased with reinvested dividends or Optional Cash Deposits.

18.     Will fractional shares be purchased?

Yes. If any dividend or Optional Cash Deposit payment is not sufficient to purchase a whole share of Pitney Bowes common stock, a fractional share will be credited to a participant’s Dividend Reinvestment Account in book entry form. All fractional shares are computed to three decimal places.

19.     How are payments with “insufficient funds” handled?

Your account will be debited a fee for any optional cash investment that is rejected due to insufficient funds.

20.     Will certificates be issued for Shares purchased under the Plan?

Certificates for Shares purchased under the Plan will not be issued to a participant unless requested. Shares will be held in book-entry form until the administrator receives a request for certificate for either a particular purchase or for a specified number of Shares credited to a Dividend Reinvestment Account under the Plan. Certificates for fractional Shares will not be issued.

Receiving a portion of shares in certificate form does not affect a participant’s dividend reinvestment option. For example, if a participant authorized Full Dividend Reinvestment, dividends will continue to be reinvested with respect to Shares covered by an issued certificate, unless a participant changes his or her investment option by contacting EquiServe as discussed in Question 3.

If a participant has an authorization card on file that provides Full Dividend Reinvestment, dividends will continue to be reinvested with respect to Shares covered by an issued certificate, unless a participant changes his or her investment option by completing a new authorization card.

21.     In whose name will certificates be registered when issued?

When a certificate for Shares that were held in a Dividend Reinvestment Plan Account is issued, it shall be registered in the name in which the Dividend Reinvestment Account has been maintained.

Since the Administrator is the holder of record for all Shares credited to Dividend Reinvestment Accounts, a participant may not pledge or assign these Shares and any such purported pledge or assignment will be void. Such Shares when withdrawn may be so pledged and the dividends payable on them may continue to be eligible for reinvestment under this Plan.

22.     Can certificate shares of Pitney Bowes common stock be added to Dividend Reinvestment Accounts for safekeeping?

Yes. A participant may increase the number of Shares held in his or her Dividend Reinvestment Account by depositing for safekeeping certificates representing certificate Shares with the Administrator. Such certificates must be registered and in the participant’s name and be sent to the Administrator at the address provided in Question 3 by registered or certified mail, with return receipt requested or some other form of traceable mail. Certificate(s) should not be signed nor should the assignment section be completed.

When submitting stock certificate(s) for deposit into a Dividend Reinvestment Account, be sure to include a written request that the Shares be added to the Dividend Reinvestment Account. The advantages of holding Shares in this manner are protection against certificate loss, theft and damage.

23.     How does a participant terminate participation in the Plan?

Participation in the Plan may be terminated at any time by contacting the Administrator as shown in Question 3 before the next dividend record date. If the Administrator receives a request to terminate after the dividend record date, the Administrator may either pay the dividend in cash or reinvest under the Plan on behalf of the participant. If reinvested, the Administrator may sell the Shares purchased and send the proceeds to the participant less any service charge, brokerage commission and any other costs of sale.

Participation in the Plan will also be terminated if, before the next dividend record date, the Administrator receives written notice of the death or adjudicated incompetency of a participant. In the event written notice of termination, death, or adjudicated incompetency is received by the Administrator later than the dividend record date, Shares will be purchased for the participant with the related cash dividend and participation in the Plan will not terminate until after the dividend has been reinvested. Upon termination by reason of notice of death or adjudicated incompetency, no purchase of Shares will be made for the participant’s Dividend Reinvestment Account and the participant’s Shares and any cash dividends paid on them will be retained by the Administrator until such time as that participant’s legal representative has been appointed and has furnished proof satisfactory to the Administrator of the legal representative’s right to receive payment.

24.     What will a participant receive when they terminate participation in the Plan?

Upon termination, the Administrator will send the participant a certificate for the number of whole Shares in his or her Dividend Reinvestment Account, and with respect to any fractional Share held in that account, a check in the amount equal to the pro-rata interest in the proceeds from the Share that is to be sold to satisfy such fractional Share interest.

25.     How may a participant sell shares through the Plan?

At any time, a participant may contact the Administrator through one of the methods shown in Question 3, to request that some or (upon termination) all of the Shares in their Dividend Reinvestment Account be sold. The Administrator will endeavor to process his or her order on the day it is received, provided that instructions are received before 1:00 p.m. Eastern Time on a business day during which the Administrator and the relevant securities market are open. However, there is no assurance that the Administrator will be able to effect the sale on a particular day and the Administrator will then endeavor to complete the sale as soon thereafter as possible. The participant will receive the actual proceeds from the sale of Shares, less the charges and commissions applicable to the sale, except that when the Administrator is handling sales for two or more participants at the same time, each participant will receive the weighted average sales price from all Shares sold by the Administrator, less the applicable charges and commissions. A participant will receive the proceeds of the sales, less a service charge of $15.00, a brokerage commission of $0.12 per each share sold and any other costs of sale. All sales requests having an anticipated market value of $100,000 or more must be submitted in written form. In addition, all sale requests received by the Administrator within 30 days of an address change to a Dividend Reinvestment Account must be submitted in writing. Participants may also sell Shares through a broker of their choosing, by requesting a certificate representing their shares and depositing those certificates with their broker.

26.     Can a participant transfer some of their Shares while participating in the Plan?

Yes, participants may make gifts or transfers of Shares at no charge. Participants may contact EquiServe as indicated under Question 3 for transfer instructions. Transfers may be made to new or existing Pitney Bowes stockholders.

27.     May Shares be withdrawn from a Dividend Reinvestment Account without terminating participation in the Plan?

Yes, the Administrator will send stock certificates to a participant after notice has been received. See Question 3 for information regarding contacting the Administrator.

28.     How may a participant change options under the Plan?

A participant may change investment options at any time through the Internet, by calling the Administrator, by writing to the Administrator or by completing a new authorization card and returning it to the Administrator. See Question 3 for information regarding contacting the Administrator.

29.     Will participants be credited with dividends on Shares held in their Dividend Reinvestment Accounts under the Plan?

Yes. As the record holder for the Shares held in each participant’s Dividend Reinvestment Account under the Plan, the Administrator will receive dividends for all such Shares held on the dividend record date and will credit these dividends to participants’ Dividend Reinvestment Accounts on the basis of full and fractional Shares held in these Dividend Reinvestment Accounts. To the extent that a participant has so elected, the Administrator will reinvest such dividends in additional Shares, in accordance with a participant’s reinvestment option.

30.     Can a participant’s cash dividends be deposited directly to their U.S. bank account?

A participant may elect to have any cash dividends not reinvested paid by electronic funds transfer to a designated U.S. bank account. To do this, a Direct Deposit Authorization Form must be completed and returned to the Administrator along with a copy of a voided blank check or savings account deposit slip. This form must be specifically requested from the Administrator.

The Administrator must receive the form at least seven business days before the dividend record date to be effective for that dividend. Forms received after that date will not become effective until the following dividend. A new Direct Deposit Authorization Form must be completed if there is a transfer of ownership of Shares or if a new account is established with the Administrator, the designated U.S. bank account has been closed or changed, or if the designated bank has assigned a new account number. The participant must complete proper forms or dividend payments will be made by check. The participant can contact the Administrator to discontinue this option.

31.     What reports will be received by participants in the Plan?

The Administrator will mail each participant (except those whose Shares are held in street name) a statement confirming purchases of Shares as soon as practicable after the purchases showing funds invested, prices of shares purchased and the total Shares held by the Administrator with respect to that participant. Participants will receive copies of the Company’s annual report and other reports to stockholders, proxy materials and dividend income information for tax purposes.

Participants may also view year-to-date transaction activity in their Dividend Reinvestment Account for the current year, as well as activity in prior years, by accessing their Dividend Reinvestment Account through the Internet at http://www.equiserve.com.

32.     What happens if Pitney Bowes issues a stock dividend or declares a stock split?

Any dividends in the form of Shares and any Shares resulting from a split of Shares distributed by the Company on Shares held by the participant in the form of stock certificates and/or on Shares accumulated in the participant’s Dividend Reinvestment Account will be credited to the participant’s Dividend Reinvestment Account with the appropriate number of Shares of common stock on the payment date and reflected in the statement described in Question 31.

33.     How does a participant vote Plan Shares at stockholders’ meetings?

Participants will receive one proxy card covering (i) the total number of whole Shares registered on the Company’s books in the participant’s name and (ii) the whole and/or fractional Shares credited to the participant’s Dividend Reinvestment Account. Participants may elect to receive in electronic format instead of by mail the company’s proxy statement, proxy card and annual report and any other company communications to shareholders through the EquiServe website. The Administrator will vote any Shares that it holds in a participant’s Dividend Reinvestment Account in accordance with the proxy returned by the participant to the Company. If a proxy card is returned properly signed, but without indicating instructions as to the manner Shares are to be voted with respect to any item thereon, the Shares covered will be voted in accordance with the recommendations of the Company’s management. If the proxy card is not returned, or it is returned unexecuted or improperly executed, the Shares covered will not be voted unless the participant or the participant’s duly appointed representative votes in person at the meeting.

As an alternative to returning your proxy card, participants may also be able to vote by telephone or online by following the instructions in the proxy materials if these methods are available. Shares may also be voted in person at the stockholders’ meeting.

34.     Can the Company terminate or modify the Plan?

Yes. The Company may terminate or modify the Plan at any time in its sole discretion, including changing the fees, charges and commissions that are applicable for transactions occurring under the Plan. Any termination or modification of the Plan will not affect a participant’s rights as a stockholder, and any book-entry shares owned will continue to be credited to the participant’s Dividend Reinvestment Account with the Administrator unless there is a specific request otherwise.

35.     Can the Company or Administrator terminate a participant’s interest in the Plan?

The Company or the Administrator may terminate the Plan or a participant’s interest therein by notice in writing mailed to the participant. In such event the Administrator will follow the procedures for termination as set forth in Questions 23 and 24.

36.     What are the responsibilities of the Company and the Administrator under the Plan?

Pitney Bowes and the Administrator may interpret and administer the Plan and resolve any questions or disputes as they believe appropriate, consistent with the Company’s goals in establishing the Plan. Neither the Company nor the Administrator shall be liable for any act done in good-faith or for any good-faith omission to act, including, without limitation, any claims or liability: (a) with respect to the prices at which Shares of stock are purchased or sold for a participant’s Dividend Reinvestment Account and the time when such purchases or sales are made; (b) for any fluctuation in the market value after purchases or sale of Shares of stock; (c) with respect to the tax treatment of dividends or any transaction effected pursuant to the Plan; or (d) for continuation of a participant’s Plan participation until the Administrator receives written notice of the death of the participant accompanied by their estate’s request to discontinue participation.

Pitney Bowes and the Administrator provide no advice and make no recommendation with respect to a participant’s purchases and sales of Pitney Bowes stock. The decision to purchase or sell Pitney Bowes stock must be made by a participant based upon his or her own research and judgment.

37.     What happens if the Administrator cannot make purchases in the open market?

If the Company determines not to make Newly Issued Shares available for purchase pursuant to the Plan and in the event that the applicable law or the closing of securities’ market requires temporary curtailment or suspension of open market purchases of Shares under the Plan, the Company and the Administrator are not accountable for the inability to make purchases at such time. If Shares are not available for purchase for a period longer than 35 days, the Administrator will promptly mail to a participant a check payable to the participant in the amount of any unapplied funds in the participant’s Dividend Reinvestment Account.

38.     What are the Federal income tax consequences of participation in the Plan?

Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences of participation in the Plan (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each year.

Alternatively, when EquiServe purchases shares with reinvested dividends in the open market rather than directly from Pitney Bowes, you must include in your gross income, as an additional dividend, your allocable share of processing fees (which include any applicable brokerage commissions EquiServe is required to pay) paid by Pitney Bowes. This amount will be reported to you and the U.S. Internal Revenue Service on IRS Form 1099-DIV shortly after the end of each year. Your tax basis in these shares will be the cost of the shares plus your allocable shares of processing fees paid by Pitney Bowes.

You will not realize a gain or loss for U.S. federal income tax purposes upon a transfer of shares to your account or the withdrawal of whole shares from your account. You will, however, generally realize a gain or loss upon the receipt of cash for a fractional share credited to your account. You will also realize a gain or loss when shares are sold. The amount of the gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares plus allocable processing fees paid by Pitney Bowes). In order to determine the tax basis for shares in your account, you should retain all account statements.

Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. Where applicable, this withholding tax generally is imposed at the rate of 30%, but this rate may be different under any treaty between U.S. and the country in which the participant resides.

Dividends paid on shares in accounts, and the proceeds of any sale of shares, may be subject to “the backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, or unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then EquiServe must withhold 30% from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares.

39.     Can a successor to the Administrator be named?

The Company may from time to time designate a bank, broker or trust company as a successor to the Administrator under the Plan.

40.     What law governs the Plan?

The laws of the State of New York govern the terms and conditions of the Plan and its operations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all exhibits to it, over the Internet at the SEC’s web site at http://www.sec.gov. This uniform resource locator is an inactive textual reference only and is not intended to incorporate the contents of the SEC website into this Prospectus.

You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You may also request copies of the documents that we file with the SEC by writing to the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the operations of the Public Reference Room and copying charges.

Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005, as well as at the offices of the following stock exchanges where our common stock is traded: the Chicago Stock Exchange, Inc.,

One Financial Place, 440 South LaSalle Street, Chicago, IL 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, CA 90012 and 301 Pine Street, San Francisco, CA 94104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, PA 19103. We also post our SEC filings on our website at http://www.pb.com. Information contained on our website is not intended to be incorporated by reference in this Prospectus and you should not consider that information a part of this Prospectus. Our website address is included in this Prospectus as an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this Prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this Prospectus. We incorporate by reference in this Prospectus the following documents filed by us with the SEC and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, except as noted below:
•	the description of our common stock contained in our Form S-3 filed November 16, 2004;
•	our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 9, 2004, which incorporates by reference certain portions of our proxy statement dated March 25, 2004;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 (filed on May 7, 2004), June 30, 2004 (filed on August 5, 2004) and September 30, 2004 (filed on November 8, 2004); and
•	our Current Reports on Form 8-K filed on April 13, 2004, May 17, 2004, May 24, 2004, July 20, 2004, August 18, 2004, September 30, 2004, October 5, 2004 (as amended by Form 8-K/A filed on November 2, 2004), November 22, 2004, December 17, 2004, December 17, 2004, December 20, 2004, December 22, 2004 and January 6, 2005.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of all offerings made pursuant to this Prospectus also will be deemed to be incorporated herein by reference and will automatically update information in this Prospectus. Nothing in this Prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Statements made in this Prospectus, in any prospectus supplement or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this Prospectus is a part or as an exhibit to the documents incorporated by reference.

We will provide to you, at no cost, a copy of any document incorporated by reference in this Prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Pitney Bowes Inc., 1 Elmcroft Road, Stamford, CT 06926-0700, Attention: Investor Relations, or by telephone at the following telephone number: (203) 356-5000.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus or any prospectus supplement, including information incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and are intended to be covered by the safe harbor created by that section. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations may prove to be incorrect. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. Cautionary statements setting forth important factors that could cause actual results to differ materially from our forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference.

Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We disclaim any intent or obligation to update publicly any forward-looking statements set forth in this Prospectus, any prospectus supplements or incorporated herein by reference, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Proceeds from the Shares purchased from the Company will be available for general corporate purposes. The Company has no basis for estimating either the number of shares that will ultimately be purchased from the Company, if any, under the Plan or the prices at which such Shares will be sold.

LEGAL MATTERS

The legality of the securities offered by this Prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Washington, D.C.

EXPERTS

The consolidated financial statements and schedules incorporated in this Prospectus by reference from our annual report on Form 10-K for the fiscal year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee	$1,790
Printing expenses*	$100,000
Legal fees and expenses*	$15,000
Accounting fees and expenses*	$15,000
Miscellaneous*	$5,000

Total	$136,790

_________
*     Estimated.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows for indemnification of any person who has been made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was serving as a director, officer, employee or agent of the registrant or by reason of the fact that he or she is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In certain circumstances, indemnity may be provided against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement if the person acted in good faith and in the manner reasonably believed by him to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the registrant, no indemnification may be made if the person is found to be liable to the corporation, unless and only to the extent the court in which the proceeding is brought or the Delaware Court of Chancery orders such indemnification.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Restated Certificate of Incorporation includes a provision limiting such liability.

The Restated Certificate of Incorporation of the Company provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Such right to indemnification is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to such indemnity.

The foregoing statements are specifically made subject to the detailed provisions of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company.

The Company has a directors and officers liability insurance policy that will reimburse the Company for any payments that it shall make to directors and officers pursuant to law or the indemnification provisions of its Restated Certificate of Incorporation and that will, subject to certain exclusions contained in the policy, further pay any other costs, charges and expenses and settlements and judgments arising from any proceeding involving any director or officer of the Company in his or her past or present capacity as such, and for which he may be liable, except as to any liabilities arising from acts that are deemed to be uninsurable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(A)(1)     to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

  (a)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
  (c)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that undertakings set forth in paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)     that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)     that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D)     that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(E)     that, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and the State of Connecticut on the 2nd day of February 2005.

PITNEY BOWES INC.

By:	/s/ Bruce P. Nolop

Bruce P. Nolop
Executive Vice President and
Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Michael J. Critelli, Bruce P. Nolop and Joseph R. Catapano, and each one of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all things that each of said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Critelli

Michael J. Critelli	Chairman and Chief Executive Officer – Director	February 2, 2005

/s/ Bruce P. Nolop
Executive Vice President and Chief Financial
Bruce P. Nolop	Officer (Principal Financial Officer)	February 2, 2005

/s/ Joseph R. Catapano

Joseph R. Catapano	Controller (Principal Accounting Officer)	February 2, 2005

/s/ Linda G. Alvarado

Linda G. Alvarado	Director	February 2, 2005

/s/ Colin G. Campbell

Colin G. Campbell	Director	February 2, 2005

/s/ Jessica P. Einhorn

Jessica P. Einhorn	Director	February 2, 2005

/s/ Ernie Green

Ernie Green	Director	February 2, 2005

/s/ Herbert L. Henkel

Herbert L. Henkel	Director	February 2, 2005

/s/ James H. Keyes

James H. Keyes	Director	February 2, 2005

/s/ John S. McFarlane

John S. McFarlane	Director	February 2, 2005

/s/ Eduardo R. Menascé

Eduardo R. Menascé	Director	February 2, 2005

/s/ Michael I. Roth

Michael I. Roth	Director	February 2, 2005

/s/ David L. Shedlarz

David L. Shedlarz	Director	February 2, 2005

/s/ Robert E. Weissman

Robert E. Weissman	Director	February 2, 2005

EXHIBIT INDEX

Exhibit
No.		Exhibit

3	(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3 to Form 10-Q filed August 14, 1996).

3(a)	(1)	Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit (i) to Form 10-K filed March 27, 1998).

3	(b)	By-laws, as amended (incorporated by reference to Exhibit (3)(ii) to Form 10-Q filed
November 16, 1998).

5		Opinion of Gibson, Dunn & Crutcher LLP.

23	(a)	Consent of PricewaterhouseCoopers LLP.

23	(b)	Consent of Gibson, Dunn & Crutcher LLP (included in the opinion referred to in Exhibit 5 above).

24		Power of Attorney, contained on the signature pages hereto.

99		Specimen Authorization Card